UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2022

FS CREDIT OPPORTUNITIES CORP.

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	811-22802 (Commission File Number)	46-1882356 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

FS Credit Opportunities Corp. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 22, 2022. As of April 21, 2022, the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, 197,119,537 shares of the Company’s common stock (“common stock”) and 400,000 shares of the Company’s preferred stock (“preferred stock” and, together with the common stock, the “Shares”) were eligible to be voted in person or by proxy. Of the eligible Shares to be voted, 71,520,015 were voted in person or by proxy at the Annual Meeting.

Stockholders were asked to consider and act upon the following proposals, each of which was described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2022:

●	Proposal No. 1 – to elect five directors to the Company’s Board of Directors as outlined below:

Class I Directors to serve until the 2023 Annual Meeting of Stockholders

Barbara J. Fouss and Walter W. Buckley

Class II Directors to serve until the 2024 Annual Meeting of Stockholders

Robert N.C. Nix, III and Philip E. Hughes, Jr.

Class III Director to serve until the 2025 Annual Meeting of Stockholders

Michael C. Forman

(the “Director Election Proposal”)

●	Proposal No. 2 – to approve an amended and restated investment advisory agreement between the Company and FS Global Advisor, LLC, its investment adviser, which will be entered into and become effective upon a future listing (the “Listing”) of the Company’s outstanding shares of common stock on the New York Stock Exchange, that would (a) reduce the annual base management fees payable by the Company to the Company’s investment adviser from an annual rate of 1.5% to an annual rate of 1.35% of the Company’s average daily gross assets, and (b) amend the structure of the incentive fee on income in a manner that would express the “hurdle rate” required for the investment adviser to earn, and be paid, the incentive fee as a percentage of the Company’s net assets rather than adjusted capital (the “Advisory Agreement Amendment Proposal”); and

●	Proposal No. 3 – to approve a provision in the Company’s articles of incorporation that would limit the ability of the holders of the Company’s shares of common stock to sell or otherwise transfer such shares in the 180-day period following the Listing, as is generally consistent with that implemented by other similarly situated closed-end funds and business development companies (the “Transfer Restrictions Proposal”).

All director nominees listed in the Director Election Proposal were elected by the Company’s stockholders at the Annual Meeting.  The votes for, votes against, votes withheld and broker non-votes for each director nominee are set forth below:

Director Nominee	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Barbara J. Fouss	193,500	0	0	0
Walter W. Buckley, III	64,301,054	2,709,923	4,509,038	0
Robert N.C. Nix, III	193,500	0	0	0
Philip E. Hughes, Jr.	64,044,592	2,833,179	4,642,244	0
Michael C. Forman	64,075,085	2,898,375	4,546,555	0

The Transfer Restrictions Proposal was approved by the Company’s stockholders at the Annual Meeting. The votes for, votes against, abstentions and broker non-votes are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,113,535	2,200,747	4,205,733	0

On June 22, 2022, the Company adjourned the Annual Meeting with respect to the Advisory Agreement Amendment Proposal to permit additional time to solicit stockholder votes for such proposal. The reconvened meeting (the “Reconvened Meeting”) will be held on August 16, 2022 at 2:30 p.m., Eastern Time, at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112. Valid proxies submitted prior to the Annual Meeting will continue to be valid for the Reconvened Meeting, unless properly changed or revoked prior to votes being taken at the Reconvened Meeting. The record date of April 21, 2022 will remain the same for the Reconvened Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Credit Opportunities Corp.

Date: June 22, 2022	By:	/s/ Stephen Sypherd
Stephen Sypherd
General Counsel